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                                                                   EXHIBIT 10(h)

                              REPUBLIC BANCORP INC.
                        INCENTIVE STOCK PLAN, AS AMENDED


                                   WITNESSETH:

                  WHEREAS, the Board of Directors of Republic Bancorp Inc. (the "Corporation") adopted a Restricted Stock Plan on March 24, 1986, which has been amended from time to time by the Board of Directors, most recently amended January 16, 1997 and February 19, 1998; and

                  WHEREAS, the name of the Restricted Stock Plan has been changed to the "Incentive Stock Plan" (the "Plan"); and

                  WHEREAS, an amendment of the Plan has been authorized.

                  NOW, THEREFORE, the Plan is hereby amended in its entirety as follows:


                                    SECTION 1

                                     Purpose

                  1.1 The purpose of this Plan is to provide an opportunity for certain key employees of REPUBLIC BANCORP INC. (the "Corporation") or its subsidiaries to acquire shares of Capital Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.


                                    SECTION 2

                                   Definitions

                  The following words have the following meanings unless a different meaning is plainly required by the context:

                  2.1      "Corporation" means Republic Bancorp Inc.

                  2.2 "Plan" means the Incentive Stock Plan of the Corporation as from time to time in effect.

                  2.3 "Capital Stock" means the Common Stock (par value $5.00 per share) of the Corporation.

                  2.4 "Employee" means any regular salaried or commissioned employee, including any officer in the service of the Corporation or any of its subsidiaries. An individual's status as a regular salaried or commissioned employee shall not be affected by a leave of absence without pay.

                  2.5 "Compensation Committee" means the Personnel, Nominating and Compensation Committee named under Section 3 to administer the Plan.

                  2.6 "Incentive Stock" means Capital Stock awarded to an Employee under Section 3 of the Plan.

                  2.7 "Restricted Period" shall mean a period of three (3) years following the date of the award of the Incentive Stock for all awards made prior to January 16, 1997 and shall mean a period of four (4) years following the date of the Agreement referenced in Section 4.3 of this Plan for all awards made on and after January 16, 1997.
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                  2.8      "Recipient" means an Employee to whom Incentive Stock
has been awarded under Section 3 of the Plan.

                  2.9 "Board" means the Board of Directors of the Corporation.

                  2.10 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by the Corporation, or by one or more subsidiaries.


                                    SECTION 3

                                 Administration

                  3.1 The Plan shall be administered by its Personnel, Nominating and Compensation Committee, which shall have authority to award Incentive Stock under the Plan to any Employee, and to determine all questions arising in connection with the Plan, including its interpretation. The Compensation Committee shall be composed of at least two members of the Board who are disinterested persons. For the purpose of this Plan, a "disinterested person" shall mean a director who is not, during the one year prior to service as a member of the Compensation Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates, except as permitted by Rule 16b-3(c)(2)(i).



                           All decisions and selections made by the Compensation
Committee shall be final, provided, however, that the Compensation Committee may not award Incentive Stock to any member of the Compensation Committee. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Stock awarded under it.

                  3.2 The awarding of Incentive Stock pursuant to this Plan shall be entirely within the discretion of the Compensation Committee, and nothing herein contained shall be construed to give Employee any right to participate under this Plan or receive any Incentive Stock under it.


                                    SECTION 4

                                      Stock

                  4.1 The total number of shares of Incentive Stock that may be awarded under the Plan shall not exceed five per cent (5%) of the issued and outstanding Capital Stock of the Corporation, except to the extent of adjustments authorized by Section 4.5, and subject to like adjustments.

                  4.2 Incentive Stock awarded under the Plan shall be subject to the restrictions set forth in Section 5.

                  4.3 The award of Incentive Stock under the Plan shall be evidenced by an Agreement between the Corporation and the Recipient containing the terms and conditions of the award as described in Section 5 and such other provisions as the Compensation Committee may deem appropriate.

                  4.4 Any certificates evidencing shares of Incentive Stock awarded pursuant to the Plan made prior to January 16, 1997 shall bear the following legend:

                  "This certificate is held subject to the terms and conditions
                  contained in an Agreement dated               , 19   , which
                  includes a prohibition against the sale or transfer of this stock for a period of four (4) years from the date of said Agreement."
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Any cetificate evidencing shares of Incentive Stock awarded pursuant to the Plan made on or after January 16, 1997 shall bear the following legend:

                  "This certificate is held subject to the terms and conditions
                  contained in an Agreement dated                 , 19    ,
                  which includes a prohibition against the sale or transfer of this stock for a period of four (4) years from the date of said Agreement. "

                  4.5 If as a result of a stock dividend, stock split, reverse stock split, recapitalization or other adjustment in the Capital Stock of the Corporation or as a result of a merger, consolidation or other reorganization of Corporation, there shall be any increase, decrease or adjustment in the Capital Stock of the Corporation, an appropriate adjustment shall be made by the Board in the aggregate number of shares subject to the Plan, and the maximum number of shares which may be awarded to any person; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.


                                    SECTION 5

                     Terms and Conditions of Incentive Stock

                  5.1 The award of Incentive Stock under the Plan shall be subject to the following terms and conditions, which shall be contained in the Agreement referred to in Section 4.3:

                           (a) The Incentive Stock shall be awarded on the
                  condition that the Recipient remain in the employ of the Corporation or one or more of its subsidiaries during the Restricted Period, but such condition shall have no effect on the right of the Corporation or any such subsidiary to terminate the Recipient's employment at any time. In addition, the award of Incentive Stock may be conditioned upon certain other terms as the Compensation Committee may require and as set forth in the Agreement referred to in Section 4.3.

                           (b) In the event of termination of employment during
                  the Restricted Period for any reason other than death, the Recipient's right to the Incentive Stock shall cease and terminate as of the date of termination and the Recipient shall surrender to the Corporation such Incentive Stock.



                           In the event of termination of employment during the
                  Restricted Period by reason of death, permanent disability (as defined in Internal Revenue Code Section 22(e)(3)), or normal retirement (defined as retirement age 65 or at an earlier age with the consensus of the Compensation Committee and ten years service as an employee), the participant on termination shall be entitled to that fraction of each Incentive Stock award, the numerator of which is the number of full calendar months elapsed from the date of award to the date of termination and the denominator of which is the number of full calendar months in the applicable Restriction Period.

                           A new certificate for such number of shares to which
                  the participant is entitled shall be issued to the participant and such shares may be transferred free of the restrictions under the Plan, except for those described in Subsection (f) hereof. All remaining Incentive Stock in the name of the participant shall be surrendered to the Corporation and the participant's rights to such remaining Incentive Stock shall cease and terminate as of the date of termination.

                           (c) The shares of Incentive Stock shall not be sold,
                  exchanged, transferred, pledged or otherwise disposed of by the Employee during the Restricted Period other than to the Corporation.

                           (d) If any assignment, pledge, transfer or other
                  disposition, voluntary or involuntary, of the Incentive Stock shall be made during the Restricted Period except as provided above in subsection
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                  (b) hereof, the Recipient's right to the Incentive Stock shall immediately cease and terminate and the Recipient shall surrender to the Corporation all such Incentive Stock.

                           (e) During the Restricted Period, the Recipient shall
                  have all rights of a stockholder with respect to the Incentive Stock, including (i) the right to vote any shares at stockholders' meetings, (ii) the right to receive all cash dividends paid with respect to such Incentive Stock, and (iii) the right to participate with respect to such Incentive Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Capital Stock of the Corporation or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Capital Stock of the Corporation. Any new, additional or different shares or other security received by the Recipient pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Incentive Stock for which such shares were received.



                           (f) The Recipient shall represent and warrant that
                  the Recipient is acquiring the Incentive Stock for the Recipient's own account and investment and without any intention to resell or distribute the Incentive Stock. The Recipient shall agree not to resell or distribute such Incentive Stock after the Restricted Period except upon such conditions as the Corporation may reasonably specify to insure compliance with federal and state securities laws.

                           (g) All shares awarded under the Incentive Stock
                  Bonus Agreements shall be deemed a part of and subject to the terms of this Plan as of the date this amended and restated Plan is adopted by the Board.


                                   SECTION 6

                           Effective Date of the Plan

                  This Plan was effective on March 24, 1986, when it was first approved by the Board of Directors of the Corporation.


                                    SECTION 7

                                Amendment of Plan

                  The Board may amend the Plan at any time.


                                    SECTION 8

                                  Term of Plan

                  The Board of Directors may terminate the Plan at any time; provided, however, that such termination shall not affect any awarded Incentive Stock then outstanding under the Plan.
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                                    SECTION 9

                                     Notices

                  Any notice or other communication required or permitted to be made or given hereunder shall be sufficiently made or given if sent by certified mail addressed to the Recipient at the Recipient's address as set forth in the regular books and records of the Corporation, and if to the Corporation, addressed to it at its principal office.

                  Last amended by the Board of Directors on February 19, 1998.

                                                REPUBLIC BANCORP INC.



                                                By:      /s/ Dana M. Cluckey
                                                         -----------------------
                                                         Dana M. Cluckey
                                                         President and
                                                         Chief Operating Officer